Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100490, 333-116549, 333-1117216, and 333-123177) and Form S-8 (No. 333-1188839) of Perficient, Inc. of our report dated January 9, 2004, with respect to the consolidated financial statements of Perficient, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Austin, Texas
March 30, 2005